Exhibit 99.1

FAIRPOINT COMMUNICATIONS INVESTOR DAY – MAY 22, 2008

2 Forward-Looking Statements This presentation may contain forward-looking statements that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint's filings with the Securities and Exchange Commission, including, without limitation, the risks described in FairPoint's quarterly report on Form 10-Q for the quarter ended March 31, 2008 on file with the Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this presentation is issued, and FairPoint undertakes no duty to update this information.

3 Agenda Gene Johnson – Opening Remarks & Opportunities/Broadband Expansion Overview John Crowley – Business & Financial Highlights Peter Nixon – Cutover Strategy Dee Burger – System Integration Peter Nixon – Network, Staffing, Program Oversight & Integration Summary Michael Brown – FairPoint’s Broadband Initiative Andrea Hughes – Marketing & Product Development Gene Johnson – Concluding Remarks

OPPORTUNITIES/BROADBAND EXPANSION OVERVIEW GENE JOHNSON, CHAIRMAN & CEO

5 Investment Thesis Leverages FairPoint’s operating expertise Benefits shareholders Attractive valuation (4.9x 2007 EBITDA before anticipated cost savings of $111 million) (1) Expected to result in cash flow accretion immediately following TSA period Expected to enhance financial strength Creates multiple opportunities for ongoing value creation Improves revenue opportunities Enhances operating efficiencies Improves free cash flow Lowers dividend payout ratio to under 50% (based on 2007 pro forma free cash flow) Reduces leverage Benefits customers Significant broadband build-out to increase availability to customers Establishment of sales team to focus on providing service to small to medium business customers (1) Based on 2007 Northern New England Business EBITDA adjusted for pension and OPEB for employees not transferred to FairPoint. Purchase price based on closing FairPoint stock price on 3/31/08 and $1,700 million of cash paid to and debt issued to Verizon. In addition, on the closing date, Verizon contributed $235.5 million of cash to Spinco.

6 Combined Company Snapshot Economies of Scale Note: March 31, 2008. (1) Georgia, Massachusetts, and Alabama. (2) Includes voice access lines and high speed data lines, which include DSL, wireless broadband, cable modem and fiber-to-the-premises. FairPoint is now the 8th largest incumbent wireline company in the U.S. FairPoint operates in 18 states serving approximately 1.9 million access line equivalents(2) Increased size, economies of scale and extensive network are expected to improve cost structure and enhance product capabilities Spinco Assets Current Operating Companies Corporate Headquarters Access Line Equivalents Breakout

7 Broadband/Business Segment Opportunity Significant Upside for FairPoint Strategic Focus Expand broadband addressability from ~68% of access lines to over 90% within five years IP / MPLS network will support new array of services Broadband Addressability Broadband Penetration Business Segment Highly focused on business customer New local and experienced sales force of 50 employees being deployed IP / MPLS network upgrade provides flexible business platform Pro forma FairPoint penetration is 18% relative to its peer average of 25% Network expansion coupled with broadband focus will drive growth Year End 2007 Broadband Penetration (1) (1) Broadband penetration defined as broadband lines over voice access lines. (2) Represents the assets which were spun off by Verizon and merged into FairPoint. (3) FRP-SA is defined as FairPoint Standalone (pre-Merger). (4) FRP-PF is defined as FairPoint ProForma (post-Merger, on a combined basis) 0% 10% 20% 30% Spinco (2) FRP – SA (3) FRP – PF (4) CZN CNSL IWA WIN 16% 28% 18% 22% 25% 26% 27% Average 25%

BUSINESS & FINANCIAL HIGHLIGHTS JOHN CROWLEY, EVP & CFO

9 Condensed Combined Consolidated Balance Sheets Please see footnotes in the addendum section of this presentation March 31, March 31, 2008 (A) 2008 (A) (unaudited) (unaudited) (Dollars in thousands) (Dollars in thousands) Assets Liabilities and Stockholders' Equity Current assets: Current liabilities: Cash $ 10,961 Current portion of capital lease obligations $ 2,029 Restricted cash 19,200 Accounts payable 206,599 Accounts receivable, net 168,330 Dividends payable 13,970 Other receivables 40,233 Accrued interest payable 282 Materials and supplies 10,136 Interest rate swaps 27,079 Other 43,344 Other accrued liabilities 58,679 Deferred income tax, net 27,382 Total current liabilities 308,638 Short term investments — Total current assets 319,586 Long-term liabilities: Property, plant, and equipment, net 1,890,403 Capital lease obligations 9,472 Intangibles assets, net 232,973 Employee benefit obligations 170,675 Prepaid pension asset 70,080 Deferred income taxes 248,802 Debt issue costs, net 29,271 Unamortized inviestment tax credits 5,738 Other assets 79,517 Other long-term liabilities 39,290 Investments 6,856 Long-term debt, net of current portion 2,177,381 Goodwill 611,624 Interest rate swap agreements 47,588 Total assets $ 3,240,310 Total long-term liabilities 2,698,946 Minority interest 6 Stockholders' equity: Common stock 890 Additional paid-in capital 800,321 Retained Earnings (489,766) Accumulated other comprehensive loss (78,725) Total stockholders' equity 232,720 Total liabilities and stockholders' equity $ 3,240,310

10 GAAP Condensed Consolidated Statements of Operations (Northern New England Business Only) Please see footnotes in the addendum section of this presentation Three months ended March 31, 2008 (A) 2007 (A) (Dollars in thousands) Revenues $ 282,414 $ 297,950 Operating expenses: Cost of services and sales, excluding depreciation and amortization 135,837 135,715 Selling, general and administrative expense, exluding depreciation and amortization 63,116 64,033 Depreciation and amortization 53,925 57,898 Total operating expenses 252,878 257,646 Income from operations 29,536 40,304 Other income (expense): Interest expense (14,522) (17,793) Other 986 906 Total other expense (13,536) (16,887) Income before income taxes 16,000 23,417 Income tax expense (6,457) (8,979) Net income $ 9,543 $ 14,438 Weighted average shares outstanding: Basic 53,761 53,761 Diluted 53,761 53,761 Earnings per share: Basic $ 0.18 $ 0.27 Diluted $ 0.18 $ 0.27

11 Unaudited Pro Forma Combined Condensed Statement of Income (Non-GAAP) – March 31, 2008 Please see footnotes in the addendum section of this presentation  (in millions, except per share data) Northern New England business (A) Legacy FairPoint (B) Merger Related Costs Pro Forma Adjustments Pro Forma Results for Combined Businesses Revenues $282 68 - (1) (C) $349 Operating expenses: Cost of services and sales, excluding depreciation and amortization 136 28 (10) (C)(D) 154 Selling, general and administrative expense 63 12 47 (I) (50) (D)(J) 72 Depreciation and amortization 54 13 5 (F) 72 Total operating expenses 253 53 47 (55) 298 Income from operations 29 15 (47) 54 51 Other income (expense): Interest expense (14) (11) - (22) (E)(H) (47) Interest and dividend income - - - - - Loss on derivative instruments - (22) - - (22) Other nonoperating, net 1 - (32) (K) 32 (K) 1 Total other expense (13) (33) (32) 10 (68) Income before income taxes 16 (18) (79) 64 (17) Income tax (expense) benefit (6) 7 25 (L) (19) (L) 7 Net income $10 (11) (54) 45 ($10) Basic weighted average shares outstanding 53.8 35.3 89.1 Diluted weighted average shares outstanding 53.8 35.3 89.1 Basic earnings per common share: Continuing operations $0.18 ($0.11) Diluted earnings per common share: Continuing operations $0.18 ($0.11) The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

12 Unaudited Pro Forma Combined Condensed Statement of Income (Non-GAAP) – March 31, 2007 Please see footnotes in the addendum section of this presentation (in millions, except per share data) Northern New England business (A) Legacy FairPoint (B) Merger Related Costs Pro Forma Adjustments Pro Forma Results for Combined Businesses Revenues $298 70 - (1) (C) $367 Operating expenses: Cost of services and sales, excluding depreciation and amortization 136 30 (9) (C)(D) 157 Selling, general and administrative expense 64 11 8 (I) (11) (D)(J) 72 Depreciation and amortization 58 13 5 (F) 76 Total operating expenses 258 54 8 (15) 305 Income from operations 40 16 (8) 14 62 Other income (expense): Interest expense (18) (10) - (19) (E)(H) (47) Interest and dividend income - - - - Loss on derivative instruments - - - - Other nonoperating, net 1 2 - (2) (G) 1 Total other expense (17) (8) - (21) (46) Income before income taxes 23 8 (8) (7) 16 Income tax (expense) benefit (9) (3) 3 (L) 3 (L) (6) Net income $14 5 (5) (4) $10 Basic weighted average shares outstanding 53.8 35.3 89.1 Diluted weighted average shares outstanding 53.8 35.3 89.1 Basic earnings per common share: Continuing operations $0.27 $0.11 Diluted earnings per common share: Continuing operations $0.27 $0.11 The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

13 Unaudited Reconciliation of Net Income under GAAP to Pro Forma Adjusted EBITDA (Non-GAAP) Please see Adjusted EBITDA footnotes in the addendum section of this presentation  Three Months Ended (in millions) March 31, March 31, 2008 2007 Net Income under GAAP $ 10 $ 14 Depreciation and amortization 54 58 Interest expense 14 18 Income taxes 6 9 Northern New England business EBITDA (A) 84 99 FairPoint EBITDA (A) Net Income (11) 5 Depreciation and amortization 13 13 Interest expense 11 10 Income taxes (7) 3 Pro forma adjustment for earnings in investees — (2) Loss on derivatives 22 — FairPoint Adjusted EBITDA (B) 28 29 Combined EBITDA (A) 112 128 Pro forma pension and OPEB adjustment 12 11 Estimated quarterly cost savings (C) 28 28 Non-cash pension and OPEB 10 12 — Pro forma Adjusted EBITDA (B) $ 162 $ 179

14 Pro Forma Access Line Equivalents 3/31/2008 3/31/2007 12/31/2007 % change 3/31/07 to 3/31/08 Legacy FairPoint Residential access lines 178,659 191,571 182,182 (6.7%) Business access lines 54,692 56,795 55,892 (3.7%) Wholesale access lines - - - - Subtotal: Access lines 233,351 248,366 238,074 (6.0%) HSD subscribers 70,168 61,814 67,703 13.5% Total access line equivalents 303,519 310,180 305,777 (2.2%) Northern New England Residential access lines 851,961 952,503 882,933 (10.6%) Business access lines 365,307 386,586 371,041 (5.5%) Wholesale access lines 119,550 140,499 124,123 (14.9%) Subtotal: Access lines 1,336,818 1,479,588 1,378,097 (9.6%) HSD subscribers 225,410 208,153 222,874 8.3% Total access line equivalents 1,562,228 1,687,741 1,600,971 (7.4%) Pro forma combined total access line equivalents 1,865,747 1,997,921 1,906,748 (6.6%)

Combined Company Debt

Summary Debt Information

(in millions)

Adjusted EBITDA $ 646 *(Based on 12/31/07 proformas)* [(1)]

		Applicable LIBOR	LIBOR Floor Impact	Margin	All-in rate
Debt at closing:					
Term Loan A - variable rates	500.0	2.75%	0.00%	2.75%	5.500%
Term Loan A - fixed via swaps	-	-	-	-	-
Term Loan B - variable rates	580.0	2.75%	0.25%	2.75%	5.750%
Term Loan B - fixed via swaps	550.0	4.58%	0.25%	2.75%	7.580%
Delayed Draw Term Loan B	5.5	2.75%	0.25%	2.75%	5.750%
Bonds	551.0	13.125%	-	-	13.125%
Revolver	-	2.75%	0.00%	2.75%	5.500%
Total	$ 2,186.5			Weighted Avg.	7.95%
Leverage	3.4 x				

		Applicable LIBOR	LIBOR Floor Impact	Margin	All-in rate
Debt after Delayed Draw and Full Impact of Swaps:					
Term Loan A - variable rates	-	-	-	-	-
Term Loan A - fixed via swaps	270.0	4.48%	0.00%	2.50%	6.980%
Term Loan A - variable rates	230.0	2.75%	0.00%	2.75%	5.500%
Term Loan B - fixed via swaps	1,130.0	4.48%	0.25%	2.75%	7.480%
Expected Delayed Draw Term Loan B	175.0	2.75%	0.25%	2.75%	5.750%
Bonds	551.0	13.125%	-	-	13.125%
Revolver	-	2.75%	0.00%	2.75%	5.500%
Total	$ 2,356.0			Weighted Avg.	8.42%
Leverage	3.6 x				

FairPoint communications

1) Revenues for the Northern New England business decreased by 1.1% from fiscal 2005 to fiscal 2006 and increased by 0.3% from fiscal 2006 to fiscal 2007. FairPoint anticipated that the 2007 revenues for the Northern New England business would be lower than the actual 2007 results. FairPoint believes that the revenue trend from fiscal 2005 to fiscal 2006 for the Northern New England business is more indicative of the revenues expected to be generated by the Spinco business acquired by FairPoint in the Merger rather than the fiscal 2006 to fiscal 2007 trend. As a result, FairPoint's revenues, EBITDA and Adjusted EBITDA are expected to decline from those reflected in the pro forma results for 2007.

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Capital Expenditures – Summary
Commitments consistent with Business Plan

($ in millions)	2008 PF (1)	2009	2010	2011	2012
Total Projected Capex					
Projected Recurring Capex (2)	$152	$161	$155	$137	$123
Near-term ME Broadband Commitment	18	0	0	0	0
Near-term NH Broadband Commitment	16	0	0	0	0
Near-term VT Broadband Commitment	19	0	0	0	0
Projected Capex, excluding conversion	**$205**	**$161**	**$155**	**$137**	**$123**
Anticipated Conversion/Transition Capex(3)	128	0	0	0	0
FairPoint Telecom Group (Classic Operations)	29	29	29	29	29
Total Combined Company Projected Capex	**$362**	**$190**	**$184**	**$166**	**$152**
Committed Capex (included in Total Projected Capex above)					
ME Annual Commitment	$48	$48	$45	$0	$0
Less: Broadband included in Annual Commitment	(5)	(5)	(5)	0	0
ME Annual Commitment before Broadband	$43	$43	$40	$0	$0
ME Capex to Reach 90% Addressability	8	8	8	8	8
Near-term ME Broadband Commitment	18	0	0	0	0
Total ME Commitments	$68	$51	$48	$8	$8
NH Annual Commitment	52	52	52	49	49
Less: Broadband included in Annual Commitment	(5)	(5)	(5)	(5)	(5)
NH Annual Commitment before Broadband	$47	$47	$47	$44	$44
NH Capex to Reach 95% Addressability	8	8	8	8	8
Near-term NH Broadband Commitment	16	0	0	0	0
Total NH Commitments	$71	$55	$55	$52	$52
VT Annual Commitment	$41	$39	$40	$0	$0
VT Capex to Reach 100%/50% Addressability	0	13	13	0	0
Near-term VT Broadband Commitment	19	0	0	0	0
Total VT Commitments	$60	$52	$53	$0	$0
Total Regulatory Capex Commitments	**$199**	**$158**	**$156**	**$60**	**$60**

Committed Capex accounted for in Projected Capex

(1) Pro Forma assuming the transactions were consumated on 1/1/08.
(2) Includes recurring broadband spending for all three states which can be applied towards long-term broadband spending commitments.
(3) Based on estimated capex/opex split. Could vary depending upon actual capex/opex splits.

FairPoint communications

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17 Other Financial Data Key Debt Covenants Leverage = 5.5x (leverage at closing was 3.4x) Dividend Suspension = 5.0x Interest Coverage = 2.5x Restricted Payment Basket = Adjusted EBITDA less 1.6x consolidated interest expense for any quarter in which leverage ratio is less than 5.0 to 1 Net Operating Loss Carryforwards As of March 31, 2008, FairPoint had $251.3 million of federal net operating loss carryforwards

18 Regulatory Commitments Working Capital Adjustment The Verizon Group contributed $316 million of cash to Northern New England prior to the merger, of which FairPoint used $235.5 million to repay its then existing credit facility The Verizon Group pre-funded $81 million to meet specific regulatory commitments in NH and VT Verizon will pay FairPoint $15 million on the first anniversary of the closing Debt Reduction Beginning in the first quarter of 2009, FairPoint shall reduce debt by the higher of $45 million per year or 90% of free cash flow (after dividends)

19 Regulatory Commitments (1)Restrictions in debt agreements may vary from regulatory restrictions. Dividend Restrictions 35% reduction in pre-close dividend per share will provide an additional $50 million of free cash flow versus originally announced structure Dividends required to be suspended following the end of any 3 consecutive quarters during which (a) the leverage ratio exceeds 5.0x or (b) the interest coverage ratio is less than 2.5x(1) Acquisitions No material acquisitions permitted prior to one year following the cutover

CUTOVER READINESS FAIRPOINT & CAPGEMINI

CUTOVER STRATEGY PETER NIXON, PRESIDENT

22 System Selection Strategy Operational improvements Rapid new product introduction capabilities Reduced cost to operate systems Ideal platform for any future business combinations

23 Cutover and Integration Strategy Learn from past experience (ours and others) Align incentives across all parties involved (Verizon, FairPoint and Capgemini) Use of off-the-shelf systems Minimize time on Transition Services Agreement with Verizon Senior and experienced leadership team including an experienced project management officer Rigorous testing Invest early Planned 24-month process with 18 months pre-close

24 Cutover Planning System planning, integration and cutover Network upgrades and cutover Business process identification and documentation Training on new systems, processes and procedures Staffing

25 Overview Complete replacement of Verizon systems and business processes 60 new systems 420 new business processes Processes and systems delivered in three releases Close release (March 30, 2008) – HR, Finance (GL, AR, AP) and Supply Chain Cutover release (late September 2008) - initial release of core telecom systems functionality to replace Verizon TSA services Delta release (December 2008) - incremental functionality to previous two releases Total project involves approximately 800 team members from FairPoint and Capgemini

SYSTEM INTEGRATION DEE BURGER, VP, NORTH AMERICAN TELECOMMUNICATIONS PRACTICE LEADER, CAPGEMINI

27 eTOM was Utilized to Ensure a Comprehensive Set of Processes • 420 comprehensive business processes with training aids We utilized eTOM, the Verizon TSA and substantial telecommunications experience to define scope of processes and systems Package Capabilities vs. Processes Finalized FairPoint Processes eTOM Foundation Operations Customer Fulfilment Assurance Billing Operations Support & Readiness Retention and Loyalty Customer Interface Management Supplier/ Partner Inter face Management Customer Relation ship Management Service Management & Operation s Resource Management & Operation s Supplier/Partner Relationship Management Billing & Colections Management Customer Q oS / SLA Management Problem Handling Selling Order Handling Marketing Fulfillment Response Service Configuration & Activation Service Problem Management Service Quality Analysis, Action & Reporting Service & Specific Instance Rating Resource Provisioning & Alocation to Service Instance Resource Trouble Management Resource Performance Management Resource Data Colection, Analysis & Control S/P Buying S/P Purchase Order Management S/P Problem Reporting & Management S/P Performance Management S/P Settlement s & Billing Management CRM Operations Support & Process Management CRM Operations Readiness SM&O Support & Proces Management Service Management & Ops Readiness S/ PRM Operations Support & Process Management S/P Relationship Management Operations Readiness Enterprise Management Service Development & Management Resource Development & Management Supply Chain Development & Management Marketing and Offer Management Service Planning & Commitment Resource & Operations Capability Delivery Supply Chain Strategy & Policy Supply Chain Planning & Commitment Product Development & Retiremen  Supply Chain Development & Change Management Infrastructure Lifecycle Mgmt Product Lifecycle Mgmt Strategy & Commit Strategy, Infrastructure and Product Product & Offer Portfolio Capability Delivery Product & Offer Portfolio Strategy, Policy & Planing Marketing Capability Delivery Product & Ofer Busines Planning & Commitmen t Product , Marketing & Customer Performance Assessment Service Performance Assessment Resource Performance Asessment Supply Chain Performance Assessment Supply Chain Capability Availability Resource & Technology Strategy & Policy Service Strategy & Policy Resource & Technology Plan & Commitment Service & Operations Capability Delivery Service Development & Retirement Resource Development CRM Capability Delivery Marketing Strategy & Policy Sales & Channel Development Marketing Communications & Promotion Enterprise Quality Mgmt, Process& IT Planning & Arch. Process Arch. Management & Support Info Systems Strategy & Planning Knowledge Management Stakeholder & External Relations Management PR & Comm. Relations Management Regulatory Management Shareholder Relations Management Legal Management Human Resources Management Employee & Labor Relations Wor kforce Strategy Workforce Development HR Policies & Practices Disaster Recovery, Security & Fraud Management Fraud Management Disaster Recovery & Contingency Planning Security Management Financial & Asset Management Financial Management Procurement Management Real Estate Management Strategic & Enterprise Planning Strategic & Business Planning Business Development Enterprise Architecture Planning Group Enterprise Management Research & Development Technology Acquisition Research & Development & Technology Acquisition B rand Management, Market Research & Advertising Market Research & Analysis Brand Management Advertising Resource Management & Operations Readines Sales & Channel Management Enterprise Quality Management RM&O Suport & Process Management Retention and Loyalty Customer Interface Management Supplier/ Partner Interface Management Billing & Colections Management Customer Q oS / SLA Management Problem Handling Selling Order Handling Marketing Fulfillment Response Service Configuration & Activation Service Problem Management Service Quality Analysis, Action & Reporting Service & Specific Instance Rating Resource Provisioning & Alocation to Service Instance Resource Trouble Management Resource Performance Management Resource Data Colection, Analysis & Control S/P Buying S/P Purchase Order Management S/P Problem Reporting & Management S/P Performance Management S/P Settlements & Billing Management CRM Operations Support & Process Management CRM Operations Readiness SM&O Support & Proces Management Service Management & Ops Readiness S/ PRM Operations Support & Process Management S/+ Package = • Used as the comprehensive starting point • Compared what was needed with what was possible Desired Process

28 Multiple Parallel Delivery Projects Organization Processes Systems Goal: Build FRP Requirements Design Build / Develop / Configure Testing (Individual System) Testing (Integrated Systems) Deployment / Rollout Go Live Enhancements Modifications Define, Develop and Rollout Processes / Procedures Define, Develop and Rollout System Deploy Organization Define, Develop and Rollout System. (eg. Trouble Ticket System) Define, Develop and Rollout System / Capability

29 Application Selection Market leading COTS (commercial off the shelf systems) packages Limited “conveyed” systems from Verizon All systems proven at similar or greater scale in telecom industry Minimal customization Reviewed more than 100 vendors to make selections New applications and processes will be simpler, less expensive and more flexible than applications being converted from Fewer systems Current technologies Single view of customers and products

Key System Selections

- **Customer Relationship Management (CRM)**
  - Oracle Siebel CRM
- **Billing (BSS)**
  - Comverse Kenan BP
- **Operations Support Systems (OSS)**
  - Oracle Metasolv – order management, activation, inventory
  - GE Smallworld/Intergraph – outside plant
  - Ventyx – workforce management
  - Logica – construction management
  - Wisor – wholesale gateway
- **Enterprise Resource Planning (ERP)**
  - Oracle ERP
- **Network Management Systems (NMS)**
  - Remedy/SMI – trouble management
  - IBM Netcool – fault management
  - IBM Proviso – performance management
- **Other**
  - IBM Datapower - middleware

FairPoint communications

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31 Northern New England Transaction Program Schedule – 2007 PMO – Close Release Scope Definition Process Capabilities Business Rqmts Complete Process Design Analysis & System Rqmts Final Rqmts Drop Build 1 Design, Develop, & Unit Test Build 2 CRP Integration Testing System Testing Program Test Activities Infrastructure & Environment Preparation Training & M&Ps Performance Testing VZ Extract #1 PMO – Cutover Release Capabilities Business Rqmts Final Rqmts Drop Process Design Scope Definition Process Analysis & System Rqmts Final Rqmts Drop Architecture Build Build 1 Design, Develop, & Unit Test Architecture & Procurement Decisions Procurement Fulfillment CRP Program Test Activities Integration Testing Build 4 Build 3 Build 4 Product Definition & Configuration 12/07 11/07 10/07 09/07 08/07 07/07 06/07 05/07 04/07 03/07 02/07 01/07 12/06 Architecture Build Build 0 Build 2 Build 3 Build 0

32 Cutover Release Northern New England Transaction Program Schedule – 2008 11/07 10/10 10/24 11/21 09/26 09/12 08/29 08/15 08/01 07/18 07/04 06/20 06/06 05/23 05/09 04/25 04/11 03/28 03/14 02/29 02/15 02/01 01/18 01/04 VZ Extract #2 Gap Construction Data Conversion Mock 4 v4.1 02/01 v4.2 Product Configuration Application Performance Test (APT) Mock 6 Mock 5 Mock 7 Unit Test B4 Integration Business Readiness Test PHASE 2 – LIVE 02/01 UAT (Silo & Integrated) v4.1 Configuration v4.2 v4.3 v4.4 Config Complete Testing v4.5 Delta Scope Defined Delta Close Date Construction Complete Product Config Complete Formal Notice of Readiness (7/31) Code Freeze Alpha Release Close Release Deployment Dry Run Dry Run Deploy Cutover Deployment Deployment Planning & Internal Review Dry Run Deploy Integrated Performance Test (IPT) Cutover Release Close Release PHASE 1 - INTERNAL CLEC Certification PHASE 3 -CERTIFICATION Product Test, Integration Regression Test & System Test PROD Env Available GOLD Configuration Certified Acceptance Criteria Submission Liberty Report Draft (7/14) Dry Run Critical Milestones Dry Run FRP Review Delta Release Mock 8

33 Testing Phases Mock Tests – Validation of data conversion process Unit Test – Technical validation of development components Product Test – Functional validation of individual packages Silo UAT – User validation of individual packages Integration Regression Test – Testing & retesting of all interfaces required for applications to interact System Test – End to end validation of integrated systems Integrated UAT – User validation of integrated systems Performance Test – Validation that systems can perform at required production volumes and durations Business Readiness Test – Validation of business processes that require system interactions to complete

High-Level Conversion Approach



EXTRACTS
SWITCH Extracts
TIRKS Extracts
BAAIS Extracts
LFACS Extracts
ECRIS Extracts
IWFA Extracts
Land
LANDING
Landing Schema 1
Landing Schema 2
Landing Schema 3
Landing Schema n
Transform
STAGING
GESW Input Files
Metasolv DI Input Data
Logica Data Files
Intergraph Data Files
Vertyx Data Files
OS3 Data Files
Load (API)
TARGET
GESW
MetaSolv M6 – OM, INV
Logica
Intergraph
Vertyx
Remedy / OS3

Verizon

- 617 Systems
- 220+ Sources for Extracts
- 2 Test Extracts, 1 Cutover Extract

FairPoint

- 60 Systems
- 8 Mock conversions of the test extracts

FairPoint communications

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35 Scope of Tests Performed – Test Cases By Phase 31,573 Total Business Processes Business Readiness Test Subset of Above Performance Test Subset of Above Integrated UAT 1,080 System Test 1,771 Integration Regression Test 1,884 Silo UAT 3,746 Product Test 16,791 Unit Test 6,301 Mock Data Conversion Test Test Cases Testing Phase

36 Scope of Tests Performed – Test Cases By System 31,573 Total 2,417 Other 5,065 Network Management Systems (NMS) 7,404 Enterprise Resource Planning (ERP) 9,936 Operations Support Systems (OSS) 3,725 Billing (BSS) 3,026 Customer Relationship Management (CRM) Test Cases Functional Area

37 Scope of Tests Performed – Example Test Cases Examples of test cases: Product Test / Silo UAT CRM UC54.01 – Creation of customer and billing account for wholesale carrier Validates that a wholesale customer account can be set-up in CRM via the UI Integration Regression Test OM-CRM EID 132.3 – Create wholesale service account Validates that a wholesale customer and service account can be created from OM using the interface System Test / Integrated UAT BSPN Billing_8_1 Creates wholesale customer from Wisor gateway, add an LSR order, track usage and payment, generate invoice, handle an adjustment, run G/L process in finance

38 FairPoint Silo UAT Stats (as of May 19, 2008) 98% 29 98% 1805 1855 1884 Total 100% 0 100% 270 270 270 NMS 100% 0 97% 298 307 307 ERP 94% 17 99% 281 284 301 OSS 99% 11 95% 706 740 751 Billing 99.6% 1 98% 250 254 255 CRM Percent Executed Remain Percent Passed Passed Executed Total Domain Note: All numbers above refer to test cases

39 SILO UAT Feedback Really liked the ability to see multiple accounts tied together; we will now only have to use ONE system for order entry ~Siebel UAT tester There is a wealth of information in Remedy, for example a lot of relevant information related to the ticket - where it came from, the WO #, customer details etc. This is a great feature. I don't have to go to many different systems to look-up all this information ~Remedy UAT tester Clicking on an alarm provides me with a lot of information related to the alarm. It's great to have all the important/relevant information in one single screen ~Netcool UAT tester Robust system; schematic is a plus in GE SW - did not exist in LFACS ~GESmallworld UAT tester Built-in tools and parsing of the charts in the system are very helpful ~Proviso UAT tester System is easy to learn and the automation is good - gathers all the information for you ~Previsor UAT tester Very intuitive; history and logging are very detailed and are kept at a good level ~Protector UAT tester

40 Integration Regression Test Results (as of May 19, 2008) 68% 567 98% 1179 1204 1771 Total 74% 94 99% 264 266 360 NMS 96% 11 100% 276 276 287 ERP 58% 125 98% 170 174 299 OSS 79% 54 98% 195 199 253 Billing 51% 283 95% 274 289 572 CRM Percent * Executed Remain Percent Passed Passed Executed Total Domain * Integration Regression Testing phase is still in progress and results to date are in line with expectations Note: All numbers above refer to test cases

41 Summary – Systems and Data Conversion Simplified set of systems from leading vendors Comprehensive scope of systems, business processes and organizational capabilities Rigorous testing methods Intense focus on data conversion with eight mock conversions Substantial progress over past 20 months On track to achieve September cutover

NETWORK, STAFFING & PROGRAM OVERSIGHT PETER NIXON, PRESIDENT

43 Network Upgrades to Replace Verizon Systems Automatic Call Distribution (ACD) Advanced Intelligent Network (AIN) Operator Assistance and Directory Assistance (OA/DA) SS7 ISP Maine E911 Broadband – Will be discussed during the broadband presentation.

44 Staffing Plan & Status Engagement level of transitioned workforce Meet staffing needs to: Replace Verizon out-of-state support Deploy broadband network Meet regulatory commitments Grow and operate the business Meet post cutover demands Cover “training cycles”

45 Training Engaged training firm previously used by Verizon Experienced with existing processes and systems Established relationship with teams Focus on new applications and processes Using instructor-led and computer-based training methods Training schedules have been developed Training course content is being finalized

46 Third-Party Monitor Liberty Consulting was selected to represent the three states as a single third-party monitor Role is to review progress during the cutover preparation and give opinions and recommendations to the state PUCs Review progress on a weekly basis Participating in developing a joint set of cutover acceptance criteria with FairPoint Will develop a cutover readiness report for the state PUCs in mid-July

47 Acceptance Criteria Systems Conversion Business processes Staffing Training

Integration Summary

49 Integration Progress Early Strategic Investment We are 20 months into an estimated 24-month process Invested approximately $150 million as of March 31, 2008 Integration planning and execution team includes professionals from FRP, Capgemini and VZ We are on track for a successful integration and cutover by end of September 2008 Engaged Capgemini 1/16/07: Transaction announced Mapped over 600 systems, of which Verizon will be extracting data from 135 active systems 8/07: Began testing 1st data extract 98% success rate with data loaded into billing system 3/31/08: Closing and supply chain, human resources and finance cutover Hired key senior operating management Testing of data and training employees on new systems Finalize business processes Notice of cutover readiness Final cutover Receipt of 2nd data extract 3rd Party monitor engaged 4Q’07 4Q’06 3Q’07 1Q’07 2Q’07 3Q’06 1Q’08 3Q’08 2Q’08

50 Conclusion System selection strategy designed for operational efficiencies Cutover and integration strategy incorporates learnings from other conversions System readiness – rigorous testing continues Employee readiness – staffing and training to meet needs of customers and businesses Business readiness – business processes designed around new systems Cutover readiness – on track for end of September 2008

FAIRPOINT’S BROADBAND INITIATIVE MICHAEL BROWN, VP, NETWORK ENGINEERING

52 Early Investment in Scalable Infrastructure Drives Anticipated Cost Savings and Creates Revenue Opportunities Leverage existing northern New England fiber network to build a scalable 10 gigabit IP/MPLS/ETHERNET core data network Will provide significant increase in capacity (expected to be over 15x what is available on most links today) Planned expansion from 68% broadband availability to 80% by 2010 and over 90% in five years Ability to support advanced business applications thereby increasing revenue opportunities Efficiently provides incremental bandwidth Reduced maintenance costs

53 10 GIG Rings

54 Network Applications & Solutions Dedicated Internet Access (DIA) Internet Protocol (IP) / Multi Protocol Label Switching (MPLS) Session Initiation Protocol (SIP) Virtual private LAN service (VPLS) Voice Over Internet Protocol (VoIP) & IP Centrex Interactive Gaming IP Multi-Media Distribution Video Conferencing Solutions Internet Protocol Television Video on Demand Interactive TV IP Solutions (Application Hosting) Reconfigurable . Service on Demand (RLSD) Fiber To The Premises (FTTP) Residential Commercial ADSL 2+ VDSL Metro Ethernet Over Copper Fractional GigE . Services

55 Broadband Commitments Maine New Hampshire Vermont 83% DSL availability in two years Within 5 years: - 90% DSL addressability - 82% in UNE Zone 3 exchanges DSL availability - 75% of access lines within 18 months of close - 85% of access lines within 24 months of close - 95% of access lines within 60 months of close and 75% in UNE Zone 3 exchanges Existing Milestones (per AFOR): - 75% availability by 12/31/2008 - 77% availability by 12/31/2009 - 80% availability by 12/31/2010 Consistent Coverage Broadband Expansion Plan: - 100% availability in 50% of exchanges by 12/31/10

MARKETING & PRODUCT DEVELOPMENT ANDREA HUGHES, VP, MARKETING & PRODUCT DEVELOPMENT

57 FairPoint: You have our word on it. Invested. Inventive. Respectful.

58 Previous Owner Little investment in infrastructure Limited expansion of DSL service availability Minimal local marketing activity Few new services and products introduced Less aggressive selling to business market segments Apathetic Customers Opportunistic Competitors Aggressive pricing--simplified “All digital” and “turbo speed” “Business class” voice Heavy direct mail promotions Sowed doubts about FairPoint Vulnerable Customers Market Conditions at Close

59 Economic Activity Index, 1992-2007 The higher the bar, the better the performance Source: Federal Reserve Bank of Philadelphia Index; July 1992 =100, not seasonally adjusted 159.9 200.2 163.1 147.9 0 50 100 150 200 250 US ME NH VT New Hampshire and Vermont have both outperformed the U.S. economy since 1992 US ME

60 Reduce access line erosion Develop and grow the business organically Strategies to Stabilize and Build Create brand recognition and loyalty Local presence Economic development and community involvement Advertise and promote Build and sustain awareness Repackage and promote bundles frequently Capitalize on broadband build-out Rapidly win customers in step with broadband turn-up Differentiate on new core network Develop and enhance products and services IP, Voice, Video, Complementary Wireless Grow business sales Increase sales teams and contact with customers

61 We’ve Introduced our Brand

62 Business and Residential Customer Welcome Kits

63 Advertising and Branding

64 What’s Changed — April 2008 Consumer and Small Business Leadership Training Motivation Consolidation Managers in place Certain transitioned employees promoted Management at all levels visible and available Basic sales and HSI training — 140 CSRs have participated “Universal” customer associates — everyone sells Simplified sales incentive program “Deliver the Difference” program launched CSR support teams focused on both consumer and small business Efficiencies gained —” one business” Online and retention queues eliminated — more sales for all

65 What’s Changed — April 2008 Small Business Sales Priorities Grow revenue Sustain and improve customer experience Improve efficiency and effectiveness Position and retain employees for success Elevate brand recognition Increase offer and close rates Up-scope to mid-market and enterprise Identify drivers and improve customer satisfaction Solve customer’s legacy problems Emphasize training Measure performance Career planning Personal development Employee loyalty and satisfaction

66 What’s Changed — April 2008 Call Center Activity and Outcomes Converted to sales opportunities Exceeded targets Strong HSD and bundles sales Call volumes more than doubled Early indicator

67 What’s Coming — Q2-Q4 2008 New market "turn ons" Numerous communities Up-sell and acquire Fiber access network territory Rapid sign-up High-value customers Higher speed, higher performance Launch in targeted communities Then roll-out across three states

68 Mid-Market and Enterprise Business Customers Sales Organization Priorities Implement account team approach Build integrated, high-performing sales teams Account manager, sales engineer, sales support consultant, service manager Direct attention to medium and large business markets Focus on revenue Focus on service and offers Put account managers in the field—reduce use of call centers and agents Sit at customers' planning tables Provide personalized person-to-person service Retain customers and "re-term" agreements Recapture revenue from facilities based providers Convert regulated to non-regulated revenue Shorten intervals for service

Reduce and eliminate billing issues and disputes Stimulate demand and win sales with new capabilities and solutions

69 Key Elements – Broadband Growth Strategy Expand broadband coverage Improve capabilities Out-perform cable Consolidate legacy data services Migrate to new core IP network Provide dedicated access Common Ethernet transport Guaranteed level of service Offer security services and SAAS Extend value proposition of online services Provision direct connectivity Wholesale carriers Optimize products in new core network Leverage IP platform Expand presence in video market Increase triple play sales Offer localized fixed wireless solutions Complement FairPoint’s position with targeted wireless services

70 Broadband Commitments Increase Opportunity Broadband Availability Commitments for NNE 1,200,000 1,000,000 800,000 600,000 400,000 200,000 0 # Available HHs as of 4/08 ME NH VT # Available HHs in 2 years

71 FairPoint is doing things differently in NNE more to come in 2008 and beyond

CONCLUDING REMARKS GENE JOHNSON, CHAIRMAN & CEO

73 Summary Transition leverages FairPoint’s operating expertise Benefits shareholders by creating multiple opportunities for ongoing value creation, stabilizing balance sheet and supporting longer-term dividend payment Capex spending benefits customers and provides increased revenue opportunities Transition and integration is on schedule Cutover, as originally planned, is expected by the end of September 2008

QUESTIONS & ANSWERS

ADDENDUM

76 Notes To Unaudited Condensed Consolidated Financial Statements And Unaudited Pro Forma Combined Financial Statements (A) On March 31, 2008, FairPoint completed a merger with Spinco, pursuant to which Spinco merged with and into FairPoint with FairPoint continuing as the surviving corporation for legal purposes. Spinco was a wholly-owned subsidiary of Verizon and prior to the merger Verizon and its subsidiaries transferred certain specified assets and liabilities of the local exchange business of Verizon New England in Maine, New Hampshire and Vermont and the customers of the related long distance and Internet service provider business in those states to subsidiaries of Spinco. The merger was accounted for as a “reverse acquisition” and, therefore, Spinco is treated as the acquirer for accounting purposes. As a result, the statement of operations and the financial information derived from the statement of operations as reported under GAAP reflects only the financial results of the Northern New England business. The balance sheet and financial information derived from the balance sheet reflect the combined assets and liabilities of Legacy FairPoint and Spinco at March 31, 2008. Certain assets and liabilities of the Northern New England business (principally related to pension, other post-employment benefits and associated deferred taxes) were not distributed to Spinco in the merger and were effectively contributed back to Verizon. The statement of operations as reported under GAAP reflects the actual results of the Northern New England business for the three months ended March 31, 2008 and may not be indicative of Spinco’s and the FairPoint’s future results (after giving effect to the merger).

77 (A) (Continued) All results presented herein prior to March 31, 2008 represent the historical financial results of the Northern New England business and represent special-purpose combined financial statements prepared to present the balance sheets, statement of operations and cash flows of the Northern New England business in contemplation of a proposed merger with Legacy FairPoint and related transactions. These special-purpose combined financial statements were prepared in accordance with U.S. generally accepted accounting principles. Prior to March 31, 2008, these financial statements were prepared using specific information where available and allocations where data was not maintained on a state-specific basis within the Northern New England business’ books and records. The special-purpose combined financial statements include the wireline-related businesses, Internet access, long distance and customer premises equipment services provided by the Northern New England business to customers in the states of Maine, New Hampshire and Vermont. All significant intercompany transactions have been eliminated. These special-purpose combined financial statements also included the assets, liabilities and expenses related to employees who support the Northern New England business, some of whom remained employees of Verizon following the merger. Notes To Unaudited Condensed Consolidated Financial Statements And Unaudited Pro Forma Combined Financial Statements

78 (B) To reflect operating results recognized by FairPoint prior to the merger as if the merger had occurred as of January 1, 2006. (C) This adjustment reflects revenues and related expenses associated with VoIP and wireless directory assistance services which were not transferred to Spinco. For the three months ended March 31, 2008 and 2007, the Northern New England business recorded approximately $1 million and $1 million in revenue and $1 million and $1 million in expenses, respectively, associated with VoIP and wireless directory assistance services. In addition, it reflects certain revenues and related expenses associated with customers of VSSI-CPE that were not transferred to Spinco. (D) This adjustment reflects the reduction in pension and OPEB expense of $12 million and $11 million for the three months ended March 31, 2008 and 2007, respectively, for the Northern New England business, determined using an actuarial study of employees to eliminate the pension and OPEB expense that were not be transferred to Spinco. Of the $12 million adjustment for the three months ended March 31, 2008, $9 million was included in cost of services and sales and $3 million was included in selling, general and administrative expenses. Of the $11 million adjustment for the three months ended March 31, 2007, $8 million was included in cost of services and sales and $3 million was included in selling, general and administrative expenses. Notes To Unaudited Condensed Consolidated Financial Statements And Unaudited Pro Forma Combined Financial Statements

79 (E) This adjustment reflects the removal of allocated interest expense of $14 million and $18 million recorded by the Northern New England business during the three month period ended March 31, 2008 and 2007, respectively, associated with affiliate notes payables and long-term debts held by Verizon. (F) This adjustment reflects the amortization of the finite-lived identifiable intangible assets recorded in this transaction. The weighted average estimated life of FairPoint’s customer relationships is estimated to be 9.7 years and amortization expense is $5 million for the three months ended March 31, 2008 and 2007. (G) The adjustment to equity in net earnings of investees and net gains on sale of investments includes the elimination of FairPoint’s equity in net earnings of investors in the Orange County — Poughkeepsie Limited Partnership. In April 2007, FairPoint sold this investment to Verizon Wireless and another third party for $55 million. Notes To Unaudited Condensed Consolidated Financial Statements And Unaudited Pro Forma Combined Financial Statements

80 (H) This adjusts reported interest expense to the pro forma interest expense to be recognized on the debt structure of the combined company following the spin-off and merger. The adjustment considers (1) the interest expense for the three months ended March 31, 2008 and 2007 recognized on the newly issued debt of the combined company, (2) the amortization of capitalized debt issuance costs associated with the newly issued debt, and (3) the elimination of interest expense and amortization of debt issuance costs related to the debt of Legacy FairPoint that was repaid upon consummation of the merger. (I) This adjustment is to separate certain merger related costs incurred by Legacy FairPoint prior to the merger. These costs consist of various transition and transaction related costs required to close the merger, hire new employees and begin the transition process. (J) This adjustment is to eliminate the merger related costs discussed in (I) above of $47 million and $8 million incurred by Legacy FairPoint prior to the consummation of the merger during the three months ended March 31, 2008 and 2007 which are directly related to the merger and related transactions. Notes To Unaudited Condensed Consolidated Financial Statements And Unaudited Pro Forma Combined Financial Statements

81 (K) This adjustment consists of fees and charges incurred in connection with the closing of the spin-off and merger, principally including investment banking fees, write-off of debt issuance costs on Legacy FairPoint’s old credit facility and other costs incurred at the closing of the merger. (L) This adjustment reflects the income tax impact on adjustments described above. Notes To Unaudited Condensed Consolidated Financial Statements And Unaudited Pro Forma Combined Financial Statements

82 (A) EBITDA is defined as net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization. (B) Adjusted EBITDA is defined as EBITDA adjusted to exclude unusual or one-time non-recurring items, non-cash items and other adjustments and to include anticipated cost savings related to the merger and other adjustments. (C) Represents the quarterly run-rate cost savings as a result of the merger, which FairPoint expects to achieve within twelve months following the closing of the merger, assuming the Transition Services Agreement is terminated six months after the closing of the merger. These cost savings relate to the expected elimination of approximately $390 million (based on full year 2007 results) in annual costs and expenses, primarily consisting of shared corporate expenses allocated to the Northern New England business by Verizon. FairPoint believes that it can perform the corporate services provided by Verizon at a cost that is substantially less than that which was historically allocated to the Northern New England business. These costs will be replaced by (i) certain increased costs of approximately $254 million annually, (ii) the elimination of $18 million of annual revenue as a result of rate adjustments in Maine and (iii) the elimination of $6 million of annual revenue as a result of anticipated reductions in access charges in the future if a proceeding that is currently before the New Hampshire Public Utilities commission is decided adversely. In order to achieve these net cost savings, FairPoint expects to incur approximately $400 million in net one-time operating costs and capital expenditures, a significant portion of which will be capitalized. These costs do not include other merger related costs that were financed with the proceeds of the sale of FairPoint’s investment in the Orange County-Poughkeepsie Limited Partnership or reimbursed by Verizon. These costs include payments of $200 million to Capgemini under the master services agreement, payments of $133 million to Verizon under the TSA (assuming FairPoint no longer needs services under the transition services agreement following the six-month anniversary of the closing of the merger) and additional merger and transition related expenditures. FairPoint estimates that it will incur approximately $335 million of these costs following the closing of the merger. There can be no assurances that these or any other cost savings will actually be realized. Adjusted EBITDA Footnotes